EXHIBIT 10.40

                               AMENDMENT NO. 1 TO
                           LOAN AND SECURITY AGREEMENT


      THIS AMENDMENT NO. 1 TO LOAN AND SECURITY AGREEMENT (this "AMENDMENT"), is entered into on this 30th day of June, 1999, by and between SUNROCK CAPITAL CORP., a Delaware corporation ("LENDER"), and DSI TOYS, INC., a Texas corporation ("BORROWER"), to be effective for all purposes as of the Effective Date (as herein defined).

                                    RECITALS

      A. Borrower and Lender have entered into that certain Loan and Security Agreement, dated as of February 2, 1999 (as the same may be amended, modified or supplemented from time to time, the "LOAN AGREEMENT").

      B. Pursuant to a letter agreement, dated as of April 8, 1999, by and between Borrower and Lender (the "LETTER AGREEMENT"), Lender waived certain specified provisions of the Loan Agreement in order to facilitate certain transactions (the "CHANGE OF CONTROL TRANSACTIONS") between the Borrower, its shareholders and a California limited liability company controlled by E. Thomas Martin and certain of his affiliates.

      C. The Letter Agreement requires certain amendments to the Loan Agreement to provide for the continued control of Borrower by E. Thomas Martin.

      D. The Change of Control Transactions occurred on June 1, 1999 (the "EFFECTIVE DATE"), and Borrower and Lender desire to amend the Loan Agreement as set forth herein, which amendments are to be effective for all purposes as of the Effective Date.

      NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

      1.01 Capitalized terms used in this Amendment, to the extent not otherwise defined herein, shall have the same meaning as in the Loan Agreement, as amended hereby.

      1.02 "MVII" shall mean MVII, LLC, a California limited liability company.

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                                   ARTICLE II
                                 EFFECTIVE DATE

      2.01 The Amendments contained in this Amendment shall each be effective as of the Effective Date. Each of Borrower and Lender agree that the amendments set forth herein fulfill the requirements of EXHIBIT A, SUBPARAGRAPH (C), of the Letter Agreement.

                                   ARTICLE III
                                   AMENDMENTS

      3.01 AMENDMENT TO DEFINITION OF "CHANGE OF CONTROL" IN SECTION 1.5 OF THE LOAN AGREEMENT. The definition of "Change of Control" contained in SECTION 1.5 of the Loan Agreement is hereby amended and restated to read in its entirety as follows:

      "'CHANGE OF CONTROL' shall be deemed to have occurred at such time as (i) MVII, LLC, a California limited liability company, shall fail to own, beneficially and of record, in excess of forty-five percent (45%) of each class of capital stock then outstanding of Borrower normally entitled to vote in the election of directors of the Borrower; (ii) E. Thomas Martin, in his individual capacity or through one or more wholly-owned Persons, shall not have the ability to direct the management and policies of MVII, LLC, a California limited liability company; or (iii) a "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, but excluding E. Thomas Martin and MVII,
      LLC) becomes the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, of more than thirty-four percent (34%) of the total voting power of any class of stock then outstanding of Borrower normally entitled to vote in the election of directors."

                                   ARTICLE IV
                                     WAIVER

      4.01 Borrower has notified Lender that Borrower desires to make two cash payments to Nickelodeon, each in the amount of $985,000, on June 30, 1999, and December 15, 1999, respectively, such cash payment to be in full satisfaction of certain outstanding payables for which a structured payment schedule had been agreed upon (the "RESTRICTED PAYMENT"). Absent the consent of Lender, the Restricted Payment would violate Borrower's covenant set forth at SECTION 9.9 of the Loan Agreement (the "COVENANT DEFAULT"). Having advised the undersigned of its intention to make the Restricted Payment, Borrower has requested that Lender waive the Covenant Default that will result from such Restricted Payment. In the exercise of its discretion as a prudent lender, Lender hereby waives the Covenant Default that would otherwise result from the Restricted Payment. Except as expressly set forth in this SECTION 4.01, nothing contained in this Amendment or any other communication between Lender and Borrower shall be a waiver of any other present or future violation or Event of Default under the Loan Agreement or any agreement, document or instrument entered into in connection therewith (collectively, the "OTHER VIOLATIONS"). Similarly, nothing contained in this Amendment shall directly or indirectly in any way: (i) impair, prejudice or otherwise adversely affect Lender's right at any time to exercise any

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right, privilege or remedy in connection with the Loan Agreement or any agreement, document or instrument entered into in connection therewith with respect to any Other Violations, or (ii) constitute any course of dealing or other basis for altering any obligation of Borrower under the Loan Agreement or any agreement, document or instrument entered into in connection therewith or any right, privilege or remedy of Lender under the Loan Agreement or any agreement, document or instrument entered into in connection therewith with respect to the Other Violations. Nothing in this Amendment shall be construed to be a consent by Lender to any Other Violations.

                                    ARTICLE V
                  RATIFICATIONS, REPRESENTATIONS AND WARRANTIES

      5.01 RATIFICATIONS. Except as expressly modified and superseded by this Amendment, the terms and provisions of the Loan Agreement, the Letter Agreement are ratified and confirmed and shall continue in full force and effect. Borrower and Lender agree that the Loan Agreement, as amended hereby, and each agreement and instrument executed in connection therewith, shall continue to be legal, valid, binding and enforceable in accordance with their respective terms.

      5.02 REPRESENTATIONS AND WARRANTIES. Borrower hereby represents and warrants to Lender (a) on or prior to the Effective Date Borrower received not less than $5 million as net consideration for the issuance or sale of common stock, par value $.01 per share, to MVII, which consideration is not be subject to any claim by or through MVII (other than Borrower's potential liability in respect of indemnification obligations of the type customarily undertaken by Persons engaged in transactions of similar size and nature to the Change of Control Transaction); (b) all corporate proceedings taken in connection with the Change of Control Transaction and all documents, instruments and other legal matters incident thereto conform in all material respects to the Term Sheet (as defined in the Letter Agreement), and concurrently with the execution of this Amendment, Sunrock has been provided copies of all such documentation; (c) the execution, delivery and performance of this Amendment have been authorized by all requisite corporate action on the part of Borrower and will not violate the Articles of Incorporation or Bylaws of Borrower; (d) the representations and warranties contained in the Loan Agreement, as amended hereby, are true and correct on and as of the date hereof; (e) as of the date hereof and as of the Effective Date, no Event of Default under the Loan Agreement was or is continuing and no event or condition exists that with the giving of notice or the lapse of time, or both, would be an Event of Default; and (f) Borrower is in full compliance with all covenants and agreements contained in the Loan Agreement and each agreement and instrument entered into in connection therewith.

                                   ARTICLE VI
                            MISCELLANEOUS PROVISIONS

      6.01 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made herein and in the Loan Agreement shall survive the execution and delivery of this Amendment, and no investigation by Lender or any closing shall affect the representations and warranties or the right of Lender to rely upon them.

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      6.02 REFERENCE TO LOAN AGREEMENT. The Loan Agreement, as amended hereby, and all other agreements, documents or instruments now or hereafter executed and delivered pursuant to the terms thereof are hereby amended so that any reference in the Loan Agreement or such other agreements, documents and instruments shall mean a reference to the Loan Agreement, as amended hereby.

      6.03 EXPENSES OF LENDER AND WAIVER FEE. In consideration of the waiver provided in Section 4.01 hereof, Borrower shall pay to Lender a waiver fee in the amount of $1,000 which fee shall be earned by Lender and shall be due and payable upon execution by Lender of a counterpart of this Amendment. In addition to such waiver fee and as provided in the Loan Agreement, Borrower agrees to pay on demand all costs and expenses incurred by Lender in connection with the preparation, negotiation and execution of this Amendment, including, without limitation, the costs and fees of Lender's legal counsel, and all costs and expenses incurred by Lender in connection with the enforcement or preservation of any rights under the Loan Agreement, as amended hereby, or any agreement, document or instrument executed in connection therewith.

      6.04 SEVERABILITY. Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

      6.05 SUCCESSORS AND ASSIGNS. This Amendment is binding upon and shall inure to the benefit of Lender and Borrower and their respective successors and assigns, except Borrower may not assign or transfer any of its rights or obligations hereunder without the prior written consent of Lender.

      6.06 COUNTERPARTS. This Amendment may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same instrument.

      6.07 EFFECT OF WAIVER. No consent or waiver, express or implied, by Lender to or for any breach of or deviation from any covenant or condition by Borrower shall be deemed a consent to or waiver of any other breach of the same or any other covenant, condition or duty.

      6.08 HEADINGS. The headings, captions, and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

      6.09 APPLICABLE LAW. THIS AMENDMENT AND ALL OTHER LOAN DOCUMENTS EXECUTED PURSUANT HERETO SHALL BE DEEMED TO HAVE BEEN MADE AND TO BE PERFORMABLE IN AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS.

      6.10 FINAL AGREEMENT. THE LOAN DOCUMENTS, AS AMENDED HEREBY, REPRESENT THE ENTIRE EXPRESSION OF THE PARTIES WITH RESPECT TO

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THE SUBJECT MATTER HEREOF IN THE DATE THIS AMENDMENT IS EXECUTED. THE LOAN
DOCUMENTS, AS AMENDED HEREBY, MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NOT UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES. NO MODIFICATION, RESCISSION, WAIVER, RELEASE OR AMENDMENT OF ANY PROVISION OF THIS AMENDMENT SHALL BE MADE, EXCEPT BY A WRITTEN AGREEMENT SIGNED BY BORROWER AND LENDER.

      6.11 RELEASE. BORROWER HEREBY ACKNOWLEDGES THAT IT HAS NO DEFENSE, COUNTERCLAIM, OFFSET, CROSS-COMPLAINT, CLAIM OR DEMAND OF ANY KIND OR NATURE WHATSOEVER THAT CAN BE ASSERTED TO REDUCE OR ELIMINATE ALL OR ANY PART OF ITS LIABILITY TO REPAY THE OBLIGATIONS (AS DEFINED IN THE LOAN AGREEMENT) OR TO SEEK AFFIRMATIVE RELIEF OR DAMAGES OF ANY KIND OR NATURE FROM LENDER. BORROWER HEREBY VOLUNTARILY AND KNOWINGLY RELEASES AND FOREVER DISCHARGES LENDER, ITS PREDECESSORS, AGENTS, EMPLOYEES, SUCCESSORS AND ASSIGNS, FROM ALL POSSIBLE CLAIMS, DEMANDS, ACTIONS, CAUSES OF ACTION, DAMAGES, COSTS, EXPENSES, AND LIABILITIES WHATSOEVER, KNOWN OR UNKNOWN, ANTICIPATED OR UNANTICIPATED, SUSPECTED OR UNSUSPECTED, FIXED, CONTINGENT, OR CONDITIONAL, AT LAW OR IN EQUITY, ORIGINATING IN WHOLE OR IN PART ON OR BEFORE THE DATE THIS AMENDMENT IS EXECUTED, WHICH THE BORROWER MAY NOW OR HEREAFTER HAVE AGAINST LENDER, ITS PREDECESSORS, AGENTS, EMPLOYEES, SUCCESSORS AND ASSIGNS, IF ANY, AND IRRESPECTIVE OF WHETHER ANY SUCH CLAIMS ARISE OUT OF CONTRACT, TORT, VIOLATION OF LAW OR REGULATIONS, OR OTHERWISE, AND ARISING FROM ANY LOANS (AS DEFINED IN THE LOAN AGREEMENT), INCLUDING, WITHOUT LIMITATION, ANY CONTRACTING FOR, CHARGING, TAKING, RESERVING, COLLECTING OR RECEIVING INTEREST IN EXCESS OF THE HIGHEST LAWFUL RATE APPLICABLE, THE EXERCISE OF ANY RIGHTS AND REMEDIES UNDER THE LOAN AGREEMENT OR ANY AGREEMENT, DOCUMENT OR INSTRUMENT ENTERED INTO IN CONNECTION THEREWITH.

            Executed as of this 30th day of June, 1999.

                                    DSI TOYS, INC.

                                    By:  /s/ Thomas V. Yarnell
                                    Name: Thomas V. Yarnell
                                    Title:  Administrative Vice President

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                                    SUNROCK CAPITAL CORP.

                                    By: /s/ JD Erwin
                                    Name:  John D. Erwin
                                    Title:  Senior Vice President

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